UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_________________
FORM 8-K
_________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 12, 2016
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OpGen, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-37367 (Commission File Number)	06-1614015 (I.R.S. Employer Identification No.)

708 Quince Orchard Road, Suite 205
Gaithersburg, MD 20878
 (Address of principal executive offices, including zip code)

(240) 813-1260
 (Registrant’s telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)
_________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.
Securities Purchase Agreement
On May 12, 2016, OpGen, Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain investors named therein, including certain officers, directors and affiliates of the Company (the “Investors”), pursuant to which the Company agreed to issue and sell an aggregate of 9,053,556 units (‟Units”) to Investors, at a purchase price of $1.14375 per unit, for an aggregate purchase price of approximately $10.355 million in a private placement (the “Offering”). Each unit consists of one share of the Company’s common stock, par value $0.01 per share (the “Common Stock”) and warrants to acquire 0.75 of one share of Common Stock (the “Warrants”). The Units will separate into Common Stock and Warrants at closing and the Company will issue an aggregate of 9,053,556 shares of Common Stock (the “Shares”) and Warrants exercisable for an aggregate of 6,790,169 shares of Common Stock (the “Warrant Shares”) to the Investors in the Offering.

The Offering was made solely to accredited investors (as defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”)) in reliance upon the exemption from registration in Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D.  The Offering is expected to close in two tranches, with the first tranche expected to close on or about May 19, 2016. Closing of the second tranche of the Offering is subject to receipt of stockholder approval because the issuance of Common Stock in the second closing will constitute a ‟change of control” under the Nasdaq Stock Market Listing Rules. The Company will pay approximately $625,000 in placement agent fees in connection with the Offering.

Pursuant to the Securities Purchase Agreement, the Company has agreed to provide certain mandatory registration rights and piggyback registration rights to the Investors in respect of the Shares and the Warrant Shares customary for this type of private placement. Specifically, the Company has agreed to file a registration statement on Form S-3 (or other registration statement, if the Company is not then eligible to use Form S-3) (the ‟Registration Statement”) within 60 days of execution of the Securities Purchase Agreement. The Company has agreed to keep the Registration Statement effective until all Shares have been sold by Investors or may be sold without restriction under Rule 144, promulgated under the Securities Act of 1933, as amended. In addition, to the extent that the Registration Statement is not available, the Investors will have piggyback registration rights with respect to a registration statement that the Company proposes to file (subject to certain exceptions). The Company will pay all fees and expenses incident to the registration rights provided to Investors.

Upon the occurrence of certain events, including the failure of the Company to file a registration statement or have it declared effective by the Securities and Exchange Commission in accordance with the terms of the Securities Purchase Agreement as described above, the Company will be obligated pay to the Investors, as liquidated damages, 1.0% of the aggregate purchase price of the Shares and Warrant Shares then held by Investors on a monthly, pro-rated basis, until the event triggering such payment is cured. Interest on these liquidated damages will accrue at the rate of 1.0% per month, pro-rated for partial months, until paid in full.

In addition the Securities Purchase Agreement provides that, for a period of two years, Investors also have the right to participate on a pro rata basis in subsequent offerings of the Company (subject to certain exceptions). The Securities Purchase Agreement also provides that, for a period of 90 days from the date of the Securities Purchase Agreement, the Company is prohibited from issuing any Common Stock or securities convertible into common stock (subject to certain exceptions). In addition, the Company's officers, directors and holders in excess of 5% of the Company's outstanding Common Stock have agreed to enter into a lock-up agreement in connection with the Offering, which generally prohibits them from selling securities of the Company for a period of 90 days from the date of the Securities Purchase Agreement.

Common Stock Warrants

The Warrants will be exercisable at an exercise price of $1.3125 per share of Common Stock, will become exercisable 90 days after the date of issuance, and may be exercised for five years. The exercise price and the number of Warrant Shares will be adjusted to account for the subdivision or combination by the Company of outstanding shares of Common Stock. The exercise price may at anytime also be voluntarily reduced at the discretion of the Board of Directors of the Company. The Warrants may be exercised pursuant to a cashless exercise, but only if a registration statement covering the resale of the Warrant Shares that are the subject of an exercise notice is not available for the resale of such Warrant Shares.
The Securities Purchase Agreement and the Warrants also contain certain provisions providing for liquidated damages to be paid by the Company in the event the Company does not timely deliver registered shares of Common Stock to the holder upon exercise the Warrant. Specifically,  in addition to the Warrant holder’s other available remedies, if the Company fails to issue and deliver (or cause to be delivered) to a holder by the required delivery date a certificate representing the shares so delivered to the Company by such holder that is free from all restrictive and other legends, the Company shall pay to a holder in cash, as partial liquidated damages and not as a penalty, an amount equal to 1% of the product of (A) the aggregate number of shares of Common Stock not issued to the holder on a timely basis and to which the holder is entitled and (B) the closing sale price on the trading day immediately preceding the required delivery date of the certificate, per trading day for each trading day after such required delivery date until such Securities are delivered to the holder. In addition, if the Company fails to (i) issue and deliver (or cause to be delivered) to a holder by the required delivery date a certificate representing the shares so delivered to the Company by such holder that is free from all restrictive and other legends or (ii) if after the required delivery date such holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such holder of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock that such holder  anticipated receiving from the Company without any restrictive legend, then, the Company shall either (i) pay cash to the holder in an amount equal to the holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), over the product of (A) such number of shares of Common Stock that the Company was required to deliver to such holder by the Legend Removal Date multiplied by (B) the lowest closing sale price of the Common Stock on any Trading Day during the period commencing on the date of the delivery by such holder to the Company of the applicable Shares (as the case may be) and ending on the date of such delivery and payment under this clause (ii).
A copy of the Form of Warrant and the Securities Purchase Agreement are filed as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated by reference herein. The foregoing description of the terms of the Form of Warrant and the Securities Purchase Agreement is only a summary of the material terms of the Form of Warrant and the Securities Purchase Agreement and does not purport to be complete. Such description is qualified in its entirety by reference to such exhibits.

Item 3.02 Unregistered Sales of Equity Securities.
The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 9.01  Financial Statements and Exhibits.
(d) Exhibits
Exhibit                Description
4.1	Form of Warrant to Purchase Common Stock
10.1	Securities Purchase Agreement, dated as of May 12, 2016, by and among the Company and the purchasers party thereto

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
OpGen, Inc.

/s/ Timothy C. Dec
Name:	Timothy C. Dec
Title:	Chief Financial Officer

Date: May 17, 2016

EXHIBIT INDEX
Exhibit No.	Document

4.1	Form of Warrant to Purchase Common Stock
10.1	Securities Purchase Agreement, dated as of May 12, 2016, by and among the Company and the purchasers party thereto*

* The schedules and exhibits to the Securities Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any such schedules and exhibits to the U.S. Securities and Exchange Commission upon request.

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